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                                                                Exhibit 99(d)(1)


                            CONFIDENTIALITY AGREEMENT


      THIS AGREEMENT ("Agreement") is made as of January 31, 2001 by and between Sunglass Hut International, Inc., a Florida corporation ("Sunglass Hut"), and Luxottica Group S.p.A, an Italian corporation ("Luxottica") (Sunglass Hut and Luxottica are collectively referred to herein as the "Parties").

      WHEREAS, the Parties wish to provide for the disclosure of information relating to Sunglass Hut and maintenance of the confidentiality thereof with respect of the evaluation by Luxottica of a possible transaction (the "Possible Transaction");

      NOW, THEREFORE, the Parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. The following terms are defined as follows:

      (a) "Evaluation Material" means any oral or written information concerning Sunglass Hut, its subsidiaries, business, markets, products, prospects or finances furnished by it (in such capacity, the "Provider") or any of its Representatives (as defined below) to Luxottica (in such capacity, the "Recipient") or any of its Representatives, except information which: (i) is or becomes generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the Recipient or any of its Representatives who received such information pursuant hereto); (ii) is or becomes available to the Recipient or any of its Representatives on a nonconfidential basis from a source other than the Provider or any of its Representatives; provided, that such source is not and was not bound by a confidentiality agreement with, or other similar obligation to, the Provider of which the Recipient or any of its Representatives are aware; or (iii) has been independently acquired or developed by the Recipient or any of its Representatives without violating any of its obligations under this Agreement.

      (b) A "Representative" of a Party includes any officer, director, shareholder, employee, advisor, attorney, consultant or agent of such Party.

      2. USE OF EVALUATION MATERIAL. Any Evaluation Material provided to the Recipient hereunder will be used by the Recipient and its Representatives solely for the purpose of evaluating the Possible Transaction and will not be used by the Recipient in any way detrimental to the Provider or its stockholders. The Recipient will maintain the strict confidentiality of any Evaluation Material provided to it or any of its Representatives by the other Party or any of the other Party's Representatives and will not disclose any part of it to any other person; provided, however, that it may disclose any such Evaluation Material or portions thereof to those of its Representatives who need to know such information in order to assist the Recipient in evaluating the advisability of entering into the Possible Transaction and it may disclose any such Evaluation Material in accordance with Paragraph 5 hereof.

      3. REPRESENTATIVES. The Recipient will (a) provide the other Party with a list of its Representatives who are given access to any Evaluation Material, (b) inform each such Representative of the terms of this Agreement, and (c) obtain the agreement of each such Representative to abide by the terms of this Agreement. Each Party will be responsible for any breach of this Agreement by any of its Representatives.

      4. INDEMNIFICATION. Each Party will indemnify, defend and hold harmless the other Party from and against any and all damages, losses, liabilities and costs that any other Party may sustain or incur as a result of any breach of this Agreement by such Party or any of its Representatives.

      5. SUBPOENAS, ETC. If the Recipient or any of its Representatives becomes required by law or applicable legal process (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material furnished by the Provider,

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the Recipient will provide the Provider with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that the Provider may seek an appropriate protective order or other remedy, or waive compliance with the terms of this Agreement, and the Recipient will provide such cooperation with respect to obtaining a protective order or other remedy as the Provider may reasonably request. If such protective order or other remedy is not obtained, or if the Provider is required to waive compliance with the provisions hereof, Recipient will furnish only that portion of such Evaluation Material which, as it is advised in a written opinion by its counsel, is legally required to furnish and will exercise all reasonable efforts to obtain an order or other reasonable assurance that confidential treatment, if available, will be accorded such Evaluation Material.

      6. TERMINATION. If any Party decides that it does not wish to proceed with a Possible Transaction, it will promptly advise the other Parties of that decision. In such event, the Recipient promptly will return to the Provider all copies of any Evaluation Material in its possession or in the possession of any of its Representatives furnished by such Provider or any of its Representatives, and the Recipient will destroy all analyses, compilations, studies or other documents prepared by it or any of its Representatives or for their use containing or reflecting any Evaluation Material, whether in digital, written or other form. Any destruction required pursuant to this Paragraph 6 will be certified in writing to the Provider by an authorized officer supervising such destruction.

      7. NON-DISCLOSURE. Without the prior written consent of the other Party, each Party will not, and will direct its Representatives not to, disclose to any person that any investigations, discussions or negotiations are taking place concerning a Possible Transaction, that such Party has requested or received Evaluation Material from the other Party, or any of the terms, conditions or other facts with respect to any Possible Transaction, including the status thereof.

      8. NO SOLICITATION OF EMPLOYEES. Each Party covenants that for a period of two (2) years following the date of this Agreement, such Party will not, directly or indirectly, solicit for employment or hire any employee of the other Party or any of the other Party's subsidiaries with whom such Party has had contact or who became known to such Party in connection with its consideration of the Possible Transaction; provided, however, that the foregoing provision will not prevent a Party from employing any employee of the other Party who contacts the prospective employer Party on his or her own initiative without any direct or indirect solicitation by or encouragement from the prospective employer Party, or prevent a general solicitation conducted in the ordinary course of business and not directed specifically at the employees of the other Party.

      9. ACCURACY OF MATERIALS. The Provider does not make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Materials provided or to be provided by it or any of its Representatives. Neither the Provider nor any of its Representatives will have any liability to the Recipient or any person resulting from the Recipient's use of any Evaluation Material provided by the Provider or any of its Representatives or the contents thereof or from any action taken or any inaction occurring in reliance thereon.

      10. NO COMMITMENT. No contract or agreement providing for any transaction or other arrangement between the Parties exists. Neither Party nor any of their respective stockholders or owners will have any legal obligation of any kind whatsoever with respect to any transaction or other arrangement by virtue of this Agreement or any other written or oral expression with respect to any transaction or other arrangement except, in the case of this Agreement, for the matters specifically agreed to herein. Each Party will be free to conduct or terminate the process whereby it may enter into any transaction or other arrangement as such Party in its sole discretion will determine. No Party will have any claims whatsoever against the other Party or any of the other Party's Representatives arising out or relating to any transaction or other arrangement. Neither this Paragraph 10 nor any other provision in this Agreement can be waived or amended except by written consent of both Parties.


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      11. COMPLIANCE WITH SECURITIES LAWS. Each Party acknowledges that it is aware (and that its Representatives who are apprised of a Proposed Transaction have been, or upon being so apprised will be, advised) of the restrictions imposed by certain securities laws on a person possessing material non-public information about certain companies and agrees to comply with such laws.

      12. EQUITABLE REMEDIES. The Parties acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Therefore, each Party will be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement by the other Party or any of its Representatives, in addition to all other remedies available to such Party at law or in equity.

      13. NO WAIVERS. No failure or delay by either Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      14. INTEGRATION. This Agreement embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, agreements and understandings among the Parties with respect to the subject matter hereof.

      15. MISCELLANEOUS. This Agreement is for the benefit of the Parties and will be governed by and construed in accordance with the laws of the State of Florida. All Parties' obligations under this Agreement will expire one year from the date of this Agreement. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.


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      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first hereinabove written.

                                    SUNGLASS HUT INTERNATIONAL, INC.



                                    By: /s/ James N. Hauslein
                                       ---------------------------------------
                                       James N. Hauslein
                                       Chairman of the Board


                                    LUXOTTICA GROUP S.P.A.



                                    By:  /s/ Leonardo Del Vecchio
                                       ----------------------------------------
                                        Leonardo Del Vecchio
                                        Chairman





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